Exhibit 24
POWER OF ATTORNEY
The undersigned (the "Reporting Person") hereby constitutes and appoints Laurence
Penn, Daniel Margolis, Lisa Mumford, Sara Walden Brown, Neha Mathur, Daniel M.
LeBey, and Christopher C. Green, and each of them, as the Reporting Person's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the
SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any
rule or regulation of the SEC;
(2) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer and/or director of Ellington Financial LLC (the "Company"), Forms 3, 4 and
5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The Reporting Person grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-
fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Reporting Person, is not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in securities issued by, the Company, unless earlier revoked by the Reporting
Person in a signed writing delivered to the attorney-in-fact.
      IN WITNESS WHEREOF, the Reporting Person has caused this Power of
Attorney to be executed on October 14, 2011.
                             Sign here:  /s/ Mark Tecotzky
                             Print Name: Mark Tecotzky